UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2020

KemPharm, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Celebration Boulevard, Suite 103, Celebration, FL		34747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (321) 939-3416

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMPH	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.03          Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year.

On December 23, 2020, KemPharm, Inc., a Delaware corporation (the “Company”), issued a press release announcing that the Company's Board of Directors approved a 1-for-16 reverse stock split of its shares of common stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every 16 shares of the Company’s common stock issued and outstanding as of 5:01 p.m. (Eastern Time) on December 23, 2020 will be automatically combined and converted into one share of common stock, par value $0.0001 per share. The Company’s common stock will be assigned a new CUSIP number (488445 206) and is expected to begin trading on a split-adjusted basis on Monday, December 28, 2020. The Company will trade under a new and temporary ticker symbol "KMPHD" for a period of 20 business days including the effective date of the Reverse Stock Split. After the conclusion of the 20-business day period, the Company's common stock will resume trading under its previous ticker symbol “KMPH”. The Reverse Stock Split will reduce the number of shares of common stock issuable upon the conversion of the Company’s outstanding convertible notes and the exercise or vesting of its outstanding stock options and warrants in proportion to the ratio of the reverse stock split and will cause a proportionate increase in the conversion and exercise prices of such convertible notes, stock options and warrants. The Reverse Stock Split will not change the total number of authorized shares of common stock or preferred stock.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof. The Reverse Stock Split impacts all holders of the Company’s common stock proportionally and does not impact any stockholder’s percentage ownership of common stock (except to the extent the reverse stock split results in any stockholder owning only a fractional share).

The Reverse Stock Split was implemented pursuant to a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference. The Company effected the Reverse Stock Split in accordance with the authority granted to the Company’s Board of Directors by the Company’s Stockholders at the Special Meeting of Stockholders held on November 17, 2020.

The Press Release announcing the Reverse Stock Split is attached hereto as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company, effective as of December 23, 2020.
99.1	Press Release titled "KemPharm Announces 1-for-16 Reverse Stock Split" dated December 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KemPharm, Inc.

Date: December 23, 2020	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer